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                                                                     EXHIBIT 2.1

                               PURCHASE AGREEMENT

     This PURCHASE AGREEMENT ("Agreement") is made and entered into as of this 30th day of January, 2002 (the "Effective Date"), by and between Roxio CI Ltd., a Cayman Islands limited corporation ("Buyer") and MGI Software Corp., an Ontario corporation ("Seller"). Buyer and Seller may be referred to from time to time in this Agreement, individually, as a "Party" and, collectively, as the "Parties."

                                   BACKGROUND

     A. Seller is the sole owner of all rights, title and interest in and to certain technology, assets and other rights as more fully described herein.

     B. Seller desires to assign and transfer such technology, assets and other rights as described herein pursuant to the plan of arrangement under Ontario law among Seller, Buyer and other affiliates of Buyer, and Buyer desires to receive such assignment.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:


                                    ARTICLE I
                               TECHNOLOGY TRANSFER

     1.1  Assignment of Rights to the Company Technology. Subject to all the
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terms and conditions of this Agreement, and in reliance on the representations and warranties in Article 3, Seller shall, at the Effective Date, sell, transfer, convey and assign to Buyer, free and clear of any and all liens, security interests, claims and encumbrances, all right, title and interest of Seller in the intellectual property and other rights listed in Schedule A attached to this Agreement (the "Company Technology").

     1.2  Delivery by Seller. At the Effective Date, Seller shall deliver to
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Buyer the Company Technology and all tangible embodiments thereof in a form reasonably satisfactory to Buyer.

     1.3  Covenant Not to Bring Claims. Seller agrees and covenants not to
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bring any claim against Buyer for any infringement of Seller's intellectual property rights for any use by Buyer of the Company Technology including, without limitation, the processes, inventions, ideas used by Seller in connection with its making, using or selling the Company Technology.

     1.4  Purchase Price.
          --------------

          (a) In exchange and as consideration for the transfer of the Company Technology, at the Effective Date, Buyer shall deliver to Seller a promissory note (the "Promissory Note") in the amount of $11,600,000 (the "Company Technology Purchase

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Price"), subject to the possible adjustment thereof under subsection (b) hereof.
The Promissory Note shall be payable on demand but in any case no sooner than thirty days from the date thereof.

          (b) The parties hereto confirm that the Company Technology Purchase Price is the agreed aggregate fair market value of the Company Technology immediately before the transfer thereof. If any taxing authority having jurisdiction alleges that the Company Technology is not the fair market value thereof at such time or proposes to make an assessment of tax on the basis of any benefit or advantage that has been conferred on any person by reason of the sale and purchase provided for herein, the parties hereto agree that, after consultation with such taxing authority, and upon acceptance of any proposed adjustment by the boards of directors of each of Buyer and Seller, the Company Technology Purchase Price shall be adjusted. Thereafter, the Company Technology Purchase Price will be deemed to be and always to have been the aggregate fair market value of the Company Technology immediately before the transfer thereof, as such fair market value is determined by the boards of directors of Buyer and Seller after consultation with such taxing authority, and the parties shall make any such further elections and take such other steps as may be necessary to implement the provisions of this Section 1.4(b).


                                   ARTICLE II
                          FURTHER OBLIGATIONS OF SELLER

     2.1  Further Assurances.

          (a) From time to time after the Effective Date of this Agreement, Seller shall execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, consent, assurance, powers of attorney and other instruments as may be reasonably requested by Buyer in order to vest in Buyer good and marketable title in and to the Company Technology and otherwise in order to carry out the purpose and intent of this Agreement.

          (b) Seller shall assist Buyer, or its designee, at Buyer's expense, in every proper way to assure Buyer's rights in and to the Company Technology in any and all countries, including, without limitation, the disclosure to Buyer of all pertinent information and data with respect to the Company Technology, the execution of all applications, specifications, oaths, assignments and all other instruments that Buyer shall deem necessary in order to apply for and obtain such rights, title and interest in and to the Company Technology.

          (c) Seller shall assist Buyer in any and all efforts to prosecute or maintain any patent or patent application associated with any aspect of the Company Technology, and in the prosecution of any infringers or alleged infringers upon any copyright, trademark, trade secret, patent or patent application right associated with any aspect of the Company Technology.

          (d) Seller agrees that its obligation under this Section 2.1 to execute or cause to be executed, when it is in its power to do so, any such instruments or papers shall continue after the termination of this Agreement. If Buyer is unable because of Seller's mental

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or physical incapacity or for any other reason to secure Seller's signature to apply for or to pursue any application for any patents or copyright registrations covering the Company Technology, then Seller hereby irrevocably designates and appoints Buyer and its duly authorized officers and agents as Seller's agent and attorney in fact, to act for and on Seller's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the production and issuance of letters patent or copyright registrations with the same legal force and effect as if executed by Seller.

          (e) Upon the request of Buyer, Seller will document and describe any trade secrets in or related to the Company Technology specified by Buyer, in form and content reasonably satisfactory to Buyer.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 Seller represents and warrants to, and agrees with, Buyer that the representations and warranties contained in section 3.1 of that certain combination agreement dated December 3, 2001 by and between Seller and Roxio, Inc. shall apply for the purposes of this agreement mutates mutandis subject to the limitations thereof as provided therein.

     3.2  Buyer represents and warrants to, and agrees with, Seller as follows:

          (a) Rights, Power and Authority. Buyer has full rights, power and
              ---------------------------
authority to enter into this Agreement and to perform all of its obligations under this Agreement.

          (b) Agreement Not in Breach of Other Agreements. This Agreement and
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the obligations of Buyer under this Agreement will not conflict with, or constitute a breach or default of any other agreement, instrument or arrangement to which Buyer is a party or by which it is bound.


                                   ARTICLE IV
                                    INDEMNITY

     4.1  Intellectual Property Indemnity. Seller shall indemnify and hold
          -------------------------------
harmless Buyer, its affiliates, and their respective directors, officers, agents and employees (the "Indemnitees") from any and all losses, claims, damages, liabilities (or actions or proceedings with respect to any thereof) arising from any action or claims by any third party or expenses related thereto (including, but not limited to, all legal expenses incurred in investigating, preparing, serving as a witness in, or defending against, any such claim, action, or proceeding, commenced or threatened) to which any of the Indemnitees may be subject, whether or not Buyer is a party to any pending or threatened litigation, which arise out of or are related to:

          (1) the incorrectness or breach of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement; or

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          (2) any copyright, patent, or trademark infringement by Buyer's license, use, modification, reproduction, distribution, sale, or public display of the Company Technology, or any other type of infringement claim arising from or related to the development, modification, use, manufacture or sale of the Company Technology.


                                    ARTICLE V
                                 CONFIDENTIALITY

     5.1  Use of Information. Except as required by law, unless Seller shall
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have received prior written consent from Buyer, Seller shall not, directly or indirectly, disclose, discuss, modify, release, transfer or otherwise make known in any way any aspect of the Company Technology ("Confidential Information") to any other person or entity at any time. Seller shall not, directly or indirectly, design, develop, materialize, manufacture or distribute a product or Company Technology that incorporates, implements, or in any way uses any part of the Confidential Information.

     5.2  Equitable Remedies Available. The Parties agree that any disclosure in
          ----------------------------
violation of Section 5.1 shall constitute and be treated as a breach of this Agreement. Seller acknowledges and agrees that in the event of any breach of this Article 5, although the certainty of Buyer's damages would be clear, the amount of such damages would be difficult to quantify. The Parties agree that money damages would not be a sufficient remedy for breach of the confidentiality and other obligations of this Agreement. Accordingly, in addition to all other remedies available at law, in equity or hereunder, Buyer shall be entitled to a decree of specific performance and injunctive or other equitable relief as a remedy for any breach of Section 5.1 without the necessity of demonstrating actual damages or that monetary damages would not afford an adequate remedy. Seller agrees to waive any requirement for a bond in connection with any such injunctive or other equitable relief.


                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1  Titles and Headings. Titles and headings in this Agreement are for
          -------------------
convenience only and shall not be deemed to alter or affect the construction of any provision of this Agreement.

     6.2  No Partnership or Agency. Nothing in this Agreement shall be deemed to
          ------------------------
create or establish a joint venture, partnership, employment or agency relationship between the Parties, and neither Party shall have the power to obligate or bind the other Party in any manner whatsoever.

     6.3  Entire Agreement. This Agreement constitutes and contains the entire
          ----------------
agreement and understanding between the Parties concerning the subject matters hereof. This Agreement supersedes and replaces any and all prior agreements, understandings, negotiations, discussions or commitments, whether written or oral, concerning the subject matters hereof. This is a fully integrated agreement.

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     6.4  No Oral Modification. This Agreement may be amended only by a further
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writing signed by all Parties. No oral modification of any term of this
Agreement shall be effective for any purpose.

     6.5  Waiver. No waiver of any breach of any term or provision of this
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Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the Party waiving the breach.

     6.6  Further Assurances. The Parties agree to cooperate fully and to
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execute any and all supplementary documents and to take any and all additional actions that may be necessary or appropriate to give full force and effect to the terms, provisions and intentions of this Agreement, including any license agreements which may be required to reflect the transactions contemplated herein.

     6.7  Assignment. Neither this Agreement nor any of the rights, interests or
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obligations under this Agreement shall be assigned by either of the Parties to this Agreement without the prior written consent of the other Party; provided, however, that Buyer shall have the right to assign its rights, interests and obligations under this Agreement to any parent, subsidiary or affiliated company, and shall have the further right to assign its rights, interests and obligations under this Agreement in connection with any corporate merger, acquisition or similar transaction. This agreement shall be binding on, and shall inure to the benefit of, the Parties hereto, and their respective successors and permitted assigns.

     6.8  Severability. If any portion, part or provision of this Agreement or
          ------------
the application thereof is held invalid, illegal or unenforceable in any jurisdiction, the invalidity shall not affect other portions, parts, provisions or applications of this Agreement which can be given effect without the invalid portions, parts, provisions or applications, and to this end the provisions of this Agreement are declared to be severable.

     6.9  Governing Law. This Agreement shall be deemed to have been executed
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and delivered within the State of New York, and the rights and obligations of the Parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to principles of conflict of laws.

     6.10 Cooperative Drafting. Each Party has cooperated in the drafting and
          --------------------
preparation of this Agreement and been represented by counsel in such drafting and preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

     6.11 Enforcement. The parties agree that irreparable damage would occur in
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the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the States of New York or California, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself

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to the personal jurisdiction of any federal or state court located in the State of New York or California in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a court sitting in the State of New York or California.

     6.12 Attorneys' Fees in Subsequent Proceedings. In the event of any
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arbitration or other proceeding in connection with or concerning any of the subject matters of this Agreement, the Party in whose favor any award or judgment shall be rendered therein shall be entitled to recover from the other Party all expenses incurred by said prevailing Party in the proceeding, including costs and reasonable attorneys' fees.

     6.13 Parties to Bear Costs. Each Party shall bear its own costs and
          ---------------------
attorneys' fees incurred in connection with the Agreement, including all costs and attorneys' fees incurred in connection with the negotiation and drafting of this Agreement.

     6.14 Publicity. Neither Party shall make or issue any oral announcement or
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written statement concerning this Agreement or the transactions contemplated by this Agreement for dissemination to the general public without the prior written consent of the other Party. This provision shall not apply, however, to any oral announcement or written statement required to be made by law or regulations of any federal or state governmental agency.

     6.15 Notices. Unless otherwise specifically provided herein, any notice or
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other communication herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, or three business days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, any notice or other communication herein required or permitted to be given shall be addressed as follows or to such other address as may from time to time be designated in writing by any of the parties:

          If to Buyer, addressed to:

          Roxio CI Ltd.
          c/o Roxio, Inc.
          461 S. Milpitas Ave
          Milpitas, California  95035
          Facsimile Number:  (408) 635-8112
          Attention:  Bill Growney, Esq.

          With a copy to:

          O'Melveny & Myers LLP
          990 Marsh Road
          Menlo Park, CA  94025
          Facsimile Number:  (650) 473-2601
          Attention:  David A. Krinsky, Esq.

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          If to Seller, addressed to:

          MGI Software Corp.
          50 West Pearce Street
          Richmond Hill, Ontario  L4B 1E3
          Facsimile Number: (905) 764-7110
          Attention: Anthony DeCristofaro

          With a copy to:

          LaBarge Weinstein
          33 Preston Street
          Xerox Tower, 11th Floor
          Ottawa, Ontario  K1S 5N4
          Facsimile Number: (613) 231-3900
          Attention:  James Smith


     6.17 Independent Advice. Each of the Parties represents and warrants that:
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          (a) in entering into this Agreement, they have had the benefit and advice of their own counsel in connection with this Agreement, and that the terms of this Agreement have been completely read and explained to them;

          (b) this Agreement is executed without reliance upon any statement, representation, promise, inducement, understanding or agreement by or on behalf of any Party or by or on behalf of any employee, representative, agent or attorney employed by any Party, other than the matters expressly set forth herein; and

          (c) no promise, inducement, understanding or agreement not expressed herein has been made to it/him/her.

     6.18 Survival. The confidentiality obligations set forth in Article 5 of
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this Agreement shall continue after the Effective Date of this Agreement and shall survive any termination of this Agreement.

     6.19 Execution in Counterparts. This Agreement may be executed in any
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number of counterparts, each of which when so executed shall be deemed an original and all of which shall constitute together one and the same instrument, and shall be effective upon execution by all of the Parties.

                  [remainder of page intentionally left blank]

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     Each of the Parties signing below have read the foregoing Agreement and accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

                                BUYER

                                Roxio CI Ltd.,
                                a limited company organized under the laws of the Cayman Islands


                                By:      /s/ R. Elliot Carpenter
                                   ---------------------------------------------
                                         R. Elliot Carpenter

                                Its:     Treasurer


                                SELLER

                                MGI Software Corp.,
                                a corporation established under the laws of Ontario

                                By:      /s/ Rocco Rossi
                                   ---------------------------------------------
                                         Rocco Rossi

                                Its:     President & COO


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                                   SCHEDULE A

The "Company Technology" means the exclusive, perpetual right to exploit, operate, market and sell, in all geographic regions outside the United States and Canada, all substantial rights (including the right to transfer all such rights) of Seller in all technology, assets and other rights of the business of Seller referred to in the Combination Agreement between Buyer and Seller, dated as of December 3, 2001 (the "Combination Agreement") (including all technology, assets and other rights of the Seller as may be identified as "Company Technology" pursuant to Section 1.3(a) of the Combination Agreement), including, without limitation, the right to use all trademarks, registrations, copyrights, copyright applications, patents, and patent applications (whether or not registered or to be registered in the United States or elsewhere) and all know-how, trade secrets and proprietary information associated with the Company Technology or their development, use, exploitation, marketing or sale, licensing or other disposition, and including but not limited to goodwill, customer relations, and other intangible property associated with the business of Seller.

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